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Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION
CONTACT:	Bruce Hough President (435) 655-6070

COURT RULES IN FAVOR OF NUTRACEUTICAL

        Park City, Utah (April 14, 2005)—Nutraceutical International Corporation (NASDAQ: NUTR) today announced an important court decision that it believes will benefit its retail customers and the public. On April 13, 2005, the United States District Court for the District of Utah, Central Division, granted Nutraceutical's motion for summary judgment against FDA in Nutraceutical's lawsuit involving FDA's Final Rule on Ephedra.

        Mr. Bruce Hough, President of Nutraceutical, commented that yesterday's decision "is, in our view, about protecting the public's access to safe and effective dietary supplements and in clarifying the meaning of the 1994 Dietary Supplement Health and Education Act (DSHEA). The Court's ruling clarifies the steps FDA must take to comply with the law in its regulation of dietary supplements."

        Mr. Hough continued, "The Court made it clear that FDA has authority under DSHEA to remove unsafe dietary ingredients from the market. But the Court also clarified that FDA must follow DSHEA and cannot treat dietary supplements like drugs or medical devices. The Court made other important findings, pointing out that Congress intended that dietary supplements be treated as a subset of foods and, like other foods, are 'presumed to be safe.'  "

        Nutraceutical and its subsidiary Solaray, Inc. marketed whole-herb ephedra as a dietary supplement from 1988 until April of 2004. At the time the Final Rule on Ephedra was issued, Nutraceutical and Solaray's product contained directions limiting dosage to 10 mg. or less of naturally occurring ephedrine alkaloids per daily serving. Under the Court's Order, FDA's Final Rule on Ephedra has been remanded to FDA for further rulemaking consistent with the Order, and FDA has been enjoined from taking enforcement action against Nutraceutical or Solaray for the sale of dietary supplements containing 10 mg. or less of ephedrine alkaloids per daily dose. FDA has the right to appeal the Court's decision.

        A complete copy of the Court's decision may be found at http://www.nutraceutical.com/courtruling.pdf.

ABOUT NUTRACEUTICAL

        Nutraceutical is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores. Internationally, Nutraceutical sells its branded products to and through health and natural product distributors and retailers. Nutraceutical's core business strategy is to acquire, integrate and operate, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry. Nutraceutical believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

        Nutraceutical sells its branded products under the trademarks Solaray®, KAL®, Nature's Life®, Natural Balance®, NaturalMax®, VegLife®, Premier One®, Sunny Green®, Natural Sport®, FunFresh Foods™, ActiPet®, Action Labs®, Thompson®, Montana Big Sky™ and Body Gold®. Nutraceutical also sells branded bulk products and custom blends under the trademark Monarch Nutritional Laboratories™. Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical's neighborhood natural food markets operate under the trade names The Real

Food Company™, Thom's Natural Foods™ and Cornucopia Community Market™ and its health food stores operate under the trade names Arizona Health Foods™, Granola's™ and Pilgrim's Natureway™. Nutraceutical also distributes the branded products of certain third parties.

        Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 650 SKUs exclusively sold internationally. Nutraceutical believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, Nutraceutical's brands are widely recognized in health and natural food stores and among their customers.

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "may," "will," "should," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical's actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest, or disruption of mail service; (iii) slow or negative growth in the nutritional supplement industry; (iv) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (v) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical's products to or from such countries; (vi) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical's ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical's products; (xiv) adequacy and availability of insurance coverage, and any losses or damages sustained by the Company not covered by insurance; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical's ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical's products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) absence of clinical trials for many of Nutraceutical's products; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) inability of the Company's retail stores to attain or maintain profitability; (xxiii) other factors discussed in Nutraceutical's filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiv) other factors beyond Nutraceutical's control.

        In addition, any forward-looking statements represent Nutraceutical's estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical's estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward- looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical's SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

        © 2005 Nutraceutical Corporation. All rights reserved.

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